SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 8, 2018

THE TIMKEN COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450
(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Shareholders held on May 8, 2018, the shareholders of the Company:

(1) elected the twelve Directors set forth below to serve for a term of one year expiring at the annual meeting in 2019 (or until their respective successors are elected and qualified);

NOMINEES	FOR	WITHOLD	BROKER NON-VOTES
Maria A. Crowe	67,165,472	834,978	4,417,144
Elizabeth Ann Harrell	67,823,100	177,350	4,417,144
Richard G. Kyle	66,974,859	1,025,591	4,417,144
John A. Luke, Jr.	65,464,705	2,535,745	4,417,144
Christopher L. Mapes	67,803,472	196,978	4,417,144
James F. Palmer	67,819,486	180,964	4,417,144
Ajita G. Rajendra	61,227,778	6,772,672	4,417,144
Joseph W. Ralston	65,924,032	2,076,418	4,417,144
Frank C. Sullivan	64,592,331	3,408,119	4,417,144
John M. Timken, Jr.	66,539,326	1,461,124	4,417,144
Ward J. Timken, Jr.	66,859,790	1,140,660	4,417,144
Jacqueline F. Woods	66,407,081	1,593,369	4,417,144
(2) approved, on an advisory basis, the resolution set forth below regarding named executive officer compensation; and

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in the 2018 Proxy Statement, is hereby APPROVED.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
65,708,158	2,035,223	257,069	4,417,144

(3) ratified the appointment of Ernst & Young LLP as its independent auditor for the fiscal year ending December 31, 2018.

FOR	AGAINST	ABSTAIN
70,033,919	2,045,408	338,267

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

	By:	/s/ Carolyn E. Cheverine
Carolyn E. Cheverine
Executive Vice President, General Counsel and Secretary
Date:	May 8, 2018